Registration Statement No. - 33 -_________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ____________________________________

                                    FORM S-8
             Registration Statement Under the Securities Act of 1933
                      ____________________________________

                               A.T. CROSS COMPANY
               (Exact name of issuer as specified in its articles)

  Rhode Island                                               05-0126220
  (State or other jurisdic-                                  (I.R.S. Employer
  tion of incorporation)                                     Identification No.)

                                 One Albion Road
                               Lincoln, RI  02865
                                 (401) 333-1200
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive office)

                               A.T. Cross Company
                      Defined Contribution Retirement Plan
                            (Full Title of the Plan)

                               Tina C. Benik, Esq.
                               A.T. Cross Company
                                 One Albion Road
                               Lincoln, RI  02865
                                 (401) 333-1200

            (Name, address, including zip code, and telephone number,
              including area code, of agent for service of process)

                                    Copy to:
                             Lynne Barry Dolan, Esq.
                                Edwards & Angell
                            2700 Hospital Trust Plaza
                         Providence, Rhode Island 02903
                                  (401)274-9200

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

Approximate Date of Commencement of Proposed Sale to Public: From time to time after the effective date of this Registration Statement.
                                                    Exhibit Index on Page 10



                         CALCULATION OF REGISTRATION FEE
 _______________________________________________________________________________


    Title of
  Each Class of                     Proposed          Proposed
    Securities     Amount            Maximum           Maximum        Amount of
      to be        to be         Offering Price       Aggregate        Registra-
   Registered    Registered(*)    Per Share(**)    Offering Price      tion Fee


 Class A
 Common Stock
 (par value
 $1.00)          300,000 shs.       $10.3125         $3,093,750          $913


 _______________________________________________________________________________

(*) Pursuant to Rule 457(h2), this registration statement shall be deemed to register an indeterminate number of interests in the A.T. Cross Company Defined Contribution Retirement Plan.

(**) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based on the average of the high and low prices of the Corporation's Class A Common Stock as reported by the American Stock Exchange on December 18, 1997.


                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 3.  Incorporation of Certain Documents by Reference.

The following documents heretofore filed by A.T. Cross Company (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

     (a)  The Registrant's latest Annual Report filed on Form 10-K; and

     (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements contained in the Annual Report referred to in (a) above;

     (c) The latest Annual Report of the A.T. Cross Company Defined Contribution Retirement Plan (the "Plan") filed on Form 11-K; and

     (d) The description of the Registrant's Class A common stock contained in the Registrant's registration statement filed under Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Class A common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

     Not applicable.


Item 5.  Interests of Named Experts and Counsel.

     Bernard V. Buonanno, Jr., director of the Registrant, is a partner in the law firm of Edwards & Angell, which has given a legal opinion with respect to the validity of the securities being registered.


Item 6.   Indemnification of Directors and Officers.

     Under the Rhode Island Business Corporation Act, a corporation has the power to indemnify any person made a party to any proceeding by reason of the fact that he is or was a director of the corporation or, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, so long as the person (i) conducted himself in good faith, (ii) reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and in all other cases that his conduct was at least not opposed to its best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding, but shall not be made in respect of any proceeding in which the person shall have been adjudged to be liable to the corporation. Notwithstanding the foregoing, a director shall not be indemnified in respect of any proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he shall have been adjudged to be liable on the basis that personal benefit was improperly received by him. Indemnification may not be made unless authorized in the specific case after a determination has been made by the Board of Directors or other specific body that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth above.

     In general, an officer of a corporation may be indemnified to the same extent as a director.

     In addition to the authority conferred upon the Registrant as provided above, the Restated Articles of Incorporation (the "Articles") of the Registrant provide that the Board of Directors may authorize agreements to be entered into with each director to provide that the Registrant shall pay, on behalf of the director with whom the same is entered into, certain losses or expenses arising from claims made against the director in his capacity as a director of the Registrant by reason of any breach of duty, neglect, error, misstatement, misleading statement, omission or other act wrongfully done or attempted. The Articles further provide that any agreement so authorized may provide for the advancement of expenses to a director prior to the final disposition of any action, suit or proceeding involving such director and based on the alleged commission by the director of any such breach of duty or other act wrongfully done or attempted, subject to an undertaking by the director to repay the same to the Registrant if the act involves a claim for which indemnification is not permitted under the Articles and the final disposition of the action results in an adjudication adverse to the director.

     The Registrant's Articles provide that any such agreement may not provide for the indemnification of a director, or for the reimbursement of a director, in connection with any claim (A) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
(C) for profits under Section 16(b) of the Exchange Act, or (D) for improper personal benefit (unless the transaction is permitted by the Rhode Island Business Corporation Act).


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

     A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

     The Plan was adopted on January 1, 1997 as a result of a merger of the A.T. Cross Company Crossaver Plan and the A.T. Cross Company Profit-Sharing Plan. Both the Crossaver Plan and Profit-Sharing Plan had received determination letters from the Internal Revenue Service ("IRS") that the Plans were qualified under Section 401(a) of the Internal Revenue Code ("Section 401(a)"). The Registrant hereby undertakes to submit the Plan to the IRS for a similar determination letter in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401(a).


Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or the most recent post-effective amendment thereto); and

              (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, a copy of the Registrant's annual report to shareholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the Registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report upon written request from the employee.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by itself is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of December 1997.

                                          A.T. CROSS COMPANY


                                          By:  JOHN E. BUCKLEY
                                          Title:  Chief Operating Officer and
                                                  Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, the trustee of the A.T. Cross Company Deferred Contribution Retirement Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of December, 1997.


                                          A.T. CROSS COMPANY DEFINED
                                          CONTRIBUTION RETIREMENT PLAN

                                          By:  Fleet National Bank, Trustee


                                            By:  JOHN J. BROSNAN
                                              Title:  Assistant Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                  Title                       Date


  BRADFORD R. BOSS             Chairman of the
  Bradford R. Boss             Board and Director          December 9, 1997

  RUSSELL A. BOSS              President,
  Russell A. Boss              Chief Executive Officer     December 9, 1997
                               and Director

  JOHN E. BUCKLEY              Executive Vice President,   December 9, 1997
  John E. Buckley              Chief Operating Officer
                               and Director

  JOHN T. RUGGIERI             Senior Vice President and   December 9, 1997
  John T. Ruggieri             Chief Financial Officer

  GARY S. SIMPSON              Corporate Controller and
  Gary S. Simpson              Principal Accounting
                               Officer                     December 9, 1997

  TERRENCE MURRAY              Director                    December 9, 1997
  Terrence Murray

  THOMAS C. MCDERMOTT          Director                    December 9, 1997
  Thomas C. McDermott

  JAMES C. TAPPAN              Director                    December 9, 1997
  James C. Tappan

  BERNARD V. BUONANNO, JR.     Director                    December 9, 1997
  Bernard V. Buonanno, Jr.

  EDWIN G. TORRANCE            Director                    December 9, 1997
  Edwin G. Torrance

  H. FREDERICK KRIMENDAHL II   Director                    December 9, 1997
  H. Frederick Krimendahl II




EXHIBIT INDEX

                                                             SEQUENTIALLY
    EXHIBIT                                                    NUMBERED
    NUMBER             EXHIBIT                                   PAGE


     4.1      Amended and Restated
              Articles of Incorporation of
              the Registrant (filed as Exhibit (3)
              to the Registrant's Report on Form 10-K
              for the year ended December 31, 1980 and
              by this reference incorporated herein);
              Amendment to Restated Articles of
              Incorporation (filed as Exhibit A to the
              Registrant's Definitive Proxy Statement for
              the 1989 Annual Meeting of Shareholders
              and by this reference incorporated herein).         N/A

     4.2      By-laws of the Registrant, as
              amended (filed as Exhibit 4.2 to
              Form S-8, Registration No. 33-64731,
              and by this reference incorporated herein).         N/A

      5       Opinion of Edwards & Angell                         12

     23.1     Consent of Deloitte & Touche LLP                    13
              Consent of Ernst & Young LLP                        14

              Consent of Edwards & Angell
              (included in Opinion filed
              as Exhibit 5).                                      N/A